EXHIBIT 16

                         CALCULATION OF PERFORMANCE DATA

                        COMPUTATION OF PERFORMANCE DATA




     FAM Value Fund                          FAM Equity Income Fund
------------------------                -------------------------------


Total Return for One Year                    Total Return for One Year
ended December 31, 1997                      ended December 31, 1997
--------------------------                   ----------------------------

    P(1+T)N = ERV                                  P(1+T)N = ERV

1,000 (1+T)1   = $1,390.62                     1,000 (1+T)1 = $1,269.00
       (1+T)   =    1.3906                           (1+T)  =    1.2690
          T    =    0.3906                              T   =     .2690
          T    =     39.06%                             T   =     26.90%


Total Return for Five Years                 Total Return from April 1, 1996
ended December 31, 1997                 (commencement of operations) through
-------------------------                        December 31, 1997
                                             --------------------------
1,000 (1+T)5   = $1,982.88                   1,000 (1+T)2 = $1,412.35
     (1+T)5    =    1.9829                     (1+T)2     =    1.4124
     (1+T)     =    1.1467                     (1+T)      =    1.2176
        T      =    0.1467                       T        =     .2176
        T      =     14.67%                      T        =     21.76%


Total Return for Ten Years                     Yield Quotation based on a
ended December 31, 1997                          one month period ended
-------------------------                          December 31, 1997
                                               --------------------------
1,000(1+T)10   = $5,648.62                      Yield         = 2[(a-b+1)6-1]
     (1+T)10   =    5.6486                                        ---
     (1+T)     =    1.1890                                        cd
        T      =     .1890                      a-b           =         9,146
        T      =     18.90%                      cd           =     4,152.894
                                                (a-b+1)6      =       1.01329
                                                 ---
Total Return from January 2, 1987                cd
(commencement of operations) through
      December 31, 1997                       2[(a-b+1)6-1]   =       0.02658
-------------------------------------           ---
                                                 cd
1,000 (1+T)11 = $4,551.28
      (1+T)11 =    4.5513                       Yield         =          2.66%
       (1+T)  =    1.1477
         T    =     .1477
         T    =     14.77